Exhibit 99.1

Ampio Pharmaceuticals Issues Letter to Stockholders

Proposal to Authorize Reverse Stock Split has Been Approved

ENGLEWOOD, Colo., October 14, 2022 — Ampio Pharmaceuticals, Inc. (NYSE American/OTC Pink: AMPE), today released the following letter to stockholders from its Chairman, Kevin Buchi, and Chief Executive Officer, Mike Martino.

Dear Fellow Ampio Stockholder,

On behalf of the Board of Directors, we would like to take this opportunity to thank you for your support on the recent vote to authorize a reverse stock split of the Company's common stock. The approval of this proposal by a majority of our stockholders improves our chances to resume trading on the NYSE American Exchange. In that regard, a trading suspension for our common shares has been in effect since October 3, 2022.

We intend to implement the reverse split once all regulatory requirements, approvals and submissions are completed, including filing an Issuer Company-Related Action Notification with the Financial Industry Regulatory Authority (FINRA), as our common shares are now trading on the OTC Pink Open Market tier.

Assuming our submission is cleared by FINRA, we plan to initiate the reverse split process. However, with this said, we will continue to closely monitor our trading activity and stock price and implement the reverse split at such time that we believe is in the best interest of our stockholders.

To be clear, while we remain “listed” on the NYSE American, our common stock is currently trading on the OTC Pink Open Market tier. Pending the execution of a successful reverse split, we are evaluating all available listing and trading options.

The first option is to seek the termination of the trading suspension on the NYSE American, so that trading may resume on that market. In connection with that effort, we filed an appeal with the NYSE on October 10, 2022, and, in the meantime, we are continuing our dialog with the NYSE Staff.

If we are not successful in seeking the termination of the trading suspension, or on our appeal, we intend to seek to move our trading to the OTCQB Venture Market; and we may ultimately seek to re-list on the NYSE American Exchange or uplist to The Nasdaq Stock Market at some future time.

In parallel to the listing processes previously discussed, we are continuing to move forward with conducting preclinical studies on AR-300, a new and improved formulation of Ampion, as well as continuing to pursue and evaluate strategic transactions to secure a later stage asset. Consistent with our management philosophy and practice, we will update you on these efforts when we have something meaningful to report.

Finally, we are aggressively continuing efforts to streamline operations that will conserve cash. We expect to provide you an update on this progress in our next 10-Q filing in November.

Sincerely,

J. Kevin Buchi
Chairman of the Board

Michael A. Martino
Chief Executive Officer

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include, for example, statements about the potential impact of the reverse stock split, the potential for a successful appeal from the NYSE Regulatory delisting decision, and our ability to become listed on OTCQB Venture Market, NYSE American or the Nasdaq Stock market.

Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements including, among others the risk that the Company will not be successful in any appeal, that Ampio’s stock will be delisted from the NYSE American, that any reverse stock split may not satisfy the NYSE American requirements for relisting, and that there may be no market in the Company’s common stock.

The forward-looking statements in this press release speak only as of the date of this press release. Except as required by law, Ampio assumes no obligation to update or revise these forward-looking statements for any reason, except as required by law.

Investor and Media Contacts:

Tony Russo or Nic Johnson

Russo Partners

info@ampiopharma.com

tony.russo@russopartnersllc.com

nic.johnson@russopartnersllc.com